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                                                                   EXHIBIT 10.22

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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                             CALLIDUS SOFTWARE INC.

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                 MARCH 8, 2004

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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") dated March 8, 2004, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at and CALLIDUS SOFTWARE INC., a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is 160 W. Santa Clara Street, Suite 1500, San Jose, California 95113 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank.

                                    Recitals

     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 26, 2002 (the "Original Closing Date") (the "Original Loan Agreement"). Pursuant to the Original Loan Agreement, Bank agreed to make certain loans including, the revolving and term loans described therein, and other financial accommodations to Borrower.

     B. The Original Loan Agreement was amended pursuant to that certain Loan Modification Agreement dated as of March 29, 2003 (the "First Amendment") by and between Borrower and Bank, pursuant to which Bank agreed to make an additional term loan to the Borrower ("Term Loan Two").

     C. Borrower has requested and Bank has agreed pursuant to this Agreement to amend and restate the Original Loan Agreement in its entirety.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Silicon and Borrower agree that the Original Loan Agreement is amended and restated in its entirety as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT

2.1      PROMISE TO PAY.

         Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    REVOLVING ADVANCES.

         (a) Bank will make Advances not exceeding the Committed Revolving Line. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Loan Payment/Advance Request Form attached as Exhibit B (the "Payment/Advance Form"). Bank will credit Advances to Borrower's deposit account on the Business Day the Advance is to be made. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

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2.1.2    LETTERS OF CREDIT SUBLIMIT.

         Bank will issue or have issued Letters of Credit for Borrower's account not exceeding the Committed Revolving Line, minus (ii) the outstanding principal balance of the Advances, minus the Cash Management Sublimit, minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not at any time exceed the amount of the Committed Revolving Line. Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount to be agreed upon by Borrower and Bank. If any Letter of Credit is drawn upon, such amount shall constitute an Advance. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank.

2.1.3    FOREIGN EXCHANGE SUBLIMIT.

         If there is availability under the Committed Revolving Line, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of Ten Million Dollars ($10,000,000) (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4    CASH MANAGEMENT SERVICES SUBLIMIT.

         Borrower may use up to Ten Million Dollars ($10,000,000) of the Committed Revolving Line for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.1.5    TERM LOAN ONE.

         (a) The term loan made under the Original Loan Agreement ("Term Loan One") in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) shall be repaid in thirty six (36) equal installments of principal plus; interest (each a "Term Loan One Payment"). Each Term Loan One Payment is payable on the first (1st) day of each month during the term of the Term Loan One. Borrower's final Term Loan One Payment, due on September 1, 2005, includes all outstanding Term Loan One principal and accrued interest. In the event Borrower prepays Term Loan One in full or in part, Borrower shall at the time of such prepayment make an additional payment to Bank in the amount of one percent (1.0%) of the amount being prepaid.

2.1.6    TERM LOAN TWO.

         (a) The term loan made under the First Amendment ("Term Loan Two") in the original principal amount of One Million Dollars ($1,000,000) shall be repaid in thirty six (36) equal installments of principal plus; interest (each a "Term Loan Two Payment"). Each Term Loan Two Payment is payable on the first
(1st) day of each month during the term of the Term Loan Two. Borrower's final Term Loan Two Payment, due on June 1, 2006, includes all outstanding Term Loan Two principal and accrued interest. In the event Borrower prepays Term Loan Two in full or in part, Borrower shall at the time of such prepayment make an additional payment to Bank in the amount of one percent (1.0%) of the amount being prepaid.

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2.2      OVERADVANCES.

         If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line, unless otherwise agreed to in writing by Bank in its sole discretion, Borrower shall immediately pay Bank the excess.

2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. Advances on the Committed Revolving Line accrue interest on the outstanding principal balance at a per annum rate the greater of
(i) the Prime Rate or (ii) four percent (4.0%) per annum. Term Loan One accrues interest on the outstanding principal balance at a per annum rate of one half one (0.50) percentage points above the Prime Rate. Term Loan Two accrues interest at a per annum rate of one half one (0.50) percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Committed Revolving Line is payable on the fifth (5th) day of each month. Interest due on Term Loan One and Term Loan Two is payable on the first (1st) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300050867 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      FEES.

         Borrower will pay:

         (a) Facility Fee. A nonrefundable fee in the amount of Ten Thousand Dollars ($10,000), which fee has been paid and which shall be deemed earned on the Closing Date.

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.       CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a)      timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.       CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank upon the occurrence of any Event of Default, may place a "hold" on any deposit account of Borrower maintained with Bank. If this Agreement is terminated, Bank's lien and security interest in the

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Collateral will continue until Borrower fully satisfies its Obligations.
NOTWITHSTANDING THE FOREGOING, THE SECURITY INTEREST GRANTED HEREIN DOES NOT EXTEND TO AND THE TERM "COLLATERAL" DOES NOT INCLUDE ANY LICENSES WHERE BORROWER IS THE LICENSEE TO THE EXTENT THAT (I) THE GRANTING OF A SECURITY INTEREST THEREIN WOULD BE CONTRARY TO APPLICABLE LAW, OR (II) THAT SUCH RIGHTS ARE NON-ASSIGNABLE BY THEIR TERMS (BUT ONLY TO THE EXTENT SUCH PROHIBITION IS ENFORCEABLE UNDER APPLICABLE LAW, INCLUDING THE CODE).

4.2      AUTHORIZATION TO FILE.

         Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower is duly existing and in good standing in the State of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower's legal name is as set forth on the first page of this Agreement. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3      LITIGATION.

         There are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions

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in this Agreement or any of the Loan Documents; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's properties or assets has been used by Borrower or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7      SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      FULL DISCLOSURE.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than five (5) days after Borrower files its Form 10-Q with the Securities Exchange Commission ("SEC"), a company prepared consolidated quarterly balance sheet and income statement covering Borrower's consolidated operations during the period, certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than five (5) days after Borrower files its Form 10-K with the SEC, audited annual consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower that could result in damages or costs to Borrower of Five Million Dollars ($5,000,000) or more; (iv) as soon as available, but no more than forty five (45) after the end of each fiscal year, a forecast for the next fiscal year, including, without limitation, projected balance sheets, income statements and cash flows; (v) upon request of Bank, such other financial information, including, budgets, sales projections,

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operating plans, as Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the Intellectual Property Security Agreement or knowledge of an event that materially adversely affects the value of the Intellectual Property. Borrower's 10K and 10Q reports required to be delivered pursuant to this Section shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower's website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by subsection (b) below. Bank will take reasonable and customary steps to insure that information provided to Bank pursuant to this Agreement will not be provided to Bank employees with responsibility for making any investment decisions with respect to Bank's equity ownership in Borrower.

         (b) Borrower will deliver to Bank with the quarterly financial statements described in (a)(i) above, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

         (c) Allow Bank to audit Borrower's Collateral at Borrower's expense after an Event of Default has occurred and while it is continuing.

6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than Five Million Dollars ($5,000,000).

6.4      TAXES.

         Borrower will make timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with
GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments.

6.6      PRIMARY ACCOUNTS.

         Borrower will maintain its primary operating accounts with Bank.

6.7      FINANCIAL COVENANTS.

         Borrower will maintain:

         (a) QUICK RATIO. As of the last day of each fiscal quarter a ratio of Quick Assets to outstanding Obligations of at least 2.50 to 1.00.

         (b) TANGIBLE NET WORTH. As of the last day of each fiscal quarter a Tangible Net Worth of at least Fifty Million Dollars ($50,000,000).

6.8      REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9      FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

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7.       NEGATIVE COVENANTS

         Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), all or any part of its business or property, except for Transfers
(i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) Transfers not otherwise permitted in this Section, provided that the aggregate book value of all such Transfers shall not exceed Five Million Dollars ($5,000,000) in the aggregate in any fiscal year.

7.2      CHANGES IN LOCATIONS.

         Borrower will not, without at least thirty (30) days prior written notice, change its state of formation.

7.3      MERGERS OR ACQUISITIONS.

         Borrower may merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person other than with Borrower or any Subsidiary, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of a Person other than Borrower or any Subsidiary, if at the time of such merger or consolidation no Event of Default has occurred and is continuing or would result from such action. In addition, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Except as permitted in Section 7.3 hereof or in connection with any Permitted Investments, directly or indirectly acquire or own any Person, or make any Investment in any Person. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock in excess of Five Million Dollars ($5,000,000), provided that at the time of such distribution, payment, redemption, retirement or repurchase no Event of Default has occurred and is continuing or would result from such action.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except as otherwise permitted in this Agreement and for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as

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defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards
Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations within five (5) Business days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2      COVENANT DEFAULT.

         (a) If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

         (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Borrower be cured within such ten (10) Business Day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3      MATERIAL ADVERSE CHANGE.

         If there occurs: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower; or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or
(iii) a material impairment of the value or priority of Bank's security interests in the Collateral

8.4      ATTACHMENT.

         If twenty percent (20%) or more of consolidated total assets of Borrower is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period).

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding Five Million Dollars ($5,000,000) or that could cause a Material Adverse Change; provided, however, that the Event of Default under this Section caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice of such cure or wavier of the default under such other agreement, if at the time of such cure or waiver (i) Bank has not declared an Event of Default under this

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Agreement and exercised any rights with respect thereto, and (ii) any such cure or wavier does not result in an Event of Default under any other provision of this Agreement or any Loan Document, and (iii) in connection with any such cure or waiver, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of the Bank be materially less advantageous to the Borrower.

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least Five Million Dollars ($5,000,000) is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

9.       BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may lawfully enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower with Bank or its Affiliate it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

         (g)      Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      ACCOUNTS COLLECTION.

         Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. All proceeds of Collateral shall be immediately deposited by Borrower on a daily basis into a lockbox account, or such other "blocked account" as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment.

9.4      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal Courts in Santa Clara County, California.

         BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.

THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or directly related to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower (provided that such subsidiaries or affiliates are bound by non-disclosure obligations consistent with this Agreement), (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision and shall handle the Collateral in a manner designed not to disclose any proprietary information to any other Person), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     EFFECTIVE DATE.

         Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Agreement as indicated on the signature page to this Agreement.

12.10    INTENTIONALLY OMITTED.

12.11    ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code, in effect in the State of California as in effect from time to time.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED REVOLVING LINE" is Advances of up to Ten Million Dollars ($10,000,000).

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Advance, Term Loan One, Term Loan Two, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "EQUIPMENT" has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FX FORWARD CONTRACT" is defined in Section 2.1.3.

         "FX RESERVE " is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

         (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

         (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement dated September 26, 2002 between the Borrower and Bank.

         "INVENTORY" has the meaning set forth in the Code and includes is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LETTER OF CREDIT" is defined in Section 2.1.2.

         "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, Intellectual Property Security Agreement any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)      Indebtedness secured by Permitted Liens; and

         (f) Other Indebtedness in an aggregate amount outstanding at any time not to exceed Five Million Dollars ($5,000,000).

         "PERMITTED INVESTMENTS" are:

         (a)      Investments shown on the Schedule and existing on the Closing
Date;

         (b) Investments in, or loans to, Subsidiaries, in an aggregate amount in any fiscal year not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000);

         (c) Investments approved by the Borrower's Board of Directors or otherwise pursuant to a Board-approved investment policy;

         (d) Investments consisting of deposit and investment accounts in the name of Borrower or any Subsidiary;

         (e) Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods;

         (f) Investments received in satisfaction or partial satisfaction of obligations owed by financially troubled obligors;

         (g) Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

         (h) Investments acquired as a result of a foreclosure with respect to any secured Investment;

         (i) Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices;

         (j)      Investments consisting of loans and advances to employees; and

         (k) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) purchase money security interests in specific items of Equipment;

         (c)      leases or other financing of specific items of Equipment;

         (d)      Liens for taxes not yet payable;

         (e) additional security interests and Liens consented to in writing by Bank, which consent may be withheld in its good faith business judgment;

         (f) security interests being terminated substantially concurrently with this Agreement;

         (g) Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith and for which Borrower maintains adequate reserves on its books, provided such Liens have no priority over any of Bank's security interests;

         (h) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described above in clauses (b) or (c) above, provided that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

         (i) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods,

         (j) leases or subleases and nonexclusive licenses or sublicenses granted to others not interfering in any material respect with the business of the Borrower, and

         (k) Liens in the nature of a lessor's interest under any lease entered into by Borrower which is otherwise permitted under the terms of this Agreement. Bank will have the right to require, as a condition to its consent under subparagraph (e) above, that the holder of the additional security interest or Lien sign an intercreditor agreement on Bank's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PROCEEDS" has the meaning described in the Code as in effect from time to time.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's, unrestricted cash and cash equivalents, plus marketable securities and net billed accounts receivable, all determined according to GAAP.

         "REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "REVOLVING MATURITY DATE" is March 8, 2005.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, (c) reserves not already deducted from assets, (d) and restricted cash, and (ii) Total Liabilities, plus Subordinated Debt.

         "TERM LOAN ONE" a term loan in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).

         "TERM LOAN ONE MATURITY DATE" is September 1, 2005.

         "TERM LOAN TWO" a term loan in the original principal amount of One Million Dollars ($1,000,000).

         "TERM LOAN TWO MATURITY DATE" is June 1, 2006.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                    [Signatures appear on the following page]

BORROWER:

CALLIDUS SOFTWARE INC.

By: /s/ RON J. FIOR
    ----------------------
    Name: RON J. FIOR
    Title: VP/CFO

BANK:

SILICON VALLEY BANK

By: /s/ JACOB MOSELEY
    ----------------------
    Name: JACOB MOSELEY
    Title: VICE PRESIDENT

Effective as of March 8th, 2004

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment as defined in the Uniform Commercial Code now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All Inventory as defined in the Uniform Commercial Code and includes, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All Accounts as defined in the Uniform Commercial Code and includes now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All Letter-Of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Supporting Obligations and all of the Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.S.T.

FAX TO: 408/___-____                                                DATE: ______

? Loan Payment: _______________ Client Name (Borrower)

  From Account # ___________________               To Account # ________________
                 (Deposit Account #)                            (Loan Account #)

  Principal $ ______________________ and/or Interest $ _________________________

  All Borrower's representations and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

  AUTHORIZED SIGNATURE: ______________________________ Phone Number: ___________

? LOAN ADVANCE:

  COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

  From Account # ___________________________    To Account # ___________________
                       (Loan Account #)                      (Deposit Account #)

  Amount of Advance $ ______________________

  All Borrower's representations and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

  AUTHORIZED SIGNATURE: ______________________         Phone Number: ___________

  OUTGOING WIRE REQUEST

  COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

  Deadline for same day processing is 12:00 p.m., E.S.T.

  Beneficiary Name: __________________________    Amount of Wire: $ __________

  Beneficiary Bank: __________________________    Account Number: ____________

  City and State: ____________________________

  Beneficiary Bank Transit (ABA) #: __ __ __ __   Beneficiary Bank Code
                                                  (Swift, Sort, Chip, etc.): __
                                                  (FOR INTERNATIONAL WIRE ONLY)

  Intermediary Bank: __________________________   Transit (ABA) #: _____________

  For Further Credit to: _______________________________________________________

  Special Instruction: _________________________________________________________

  By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

  Authorized Signature: ___________________  2nd Signature (If Required): ______

  Print Name/Title: _______________________  Print Name/Title: _________________

  Telephone # _____________________________  Telephone # _______________________

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
          3003 Tasman Drive
          Santa Clara, CA 95054

FROM:     CALLIDUS SOFTWARE, INC.
          160 W. Santa Clara Street, Suite 1500
          San Jose, California 95113

         The undersigned authorized officer of Callidus Software, Inc. ("Borrower") certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct on this date. Attached are the required documents supporting the certification. In addition, the undersigned authorized officer of Borrower certifies that Borrower
(i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower which Borrower has not either disclosed in its SEC filings or previously notified in writing to Bank. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                        REQUIRED                            COMPLIES
------------------                        --------                            --------
Quarterly financial statements + CC       Quarterly within 5 days of 10-Q     Yes   No
Annual (Audited)                          FYE within 5 days of 10-K           Yes   No
Projections                               w/i 45 days of FYE                  Yes   No

FINANCIAL COVENANT                        REQUIRED          ACTUAL            COMPLIES
------------------                        --------          ------            --------
Maintain on a Quarterly Basis:
  Minimum Quick Ratio                     2.50:1.00         _____:1.00        Yes   No
  Minimum Tangible Net Worth              $50,000,000       $_________        Yes   No

Have there been updates to Borrower's intellectual property, if appropriate?  Yes   No

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,

CALLIDUS SOFTWARE, INC.

__________________________________
SIGNATURE

__________________________________
TITLE

__________________________________
DATE

                                  BANK USE ONLY

Received by: _______________________________________
                        AUTHORIZED SIGNER

Date: ______________________________________________

Verified: __________________________________________
                      AUTHORIZED SIGNER

Date: ______________________________________________

Compliance Status:                        Yes     No

                     Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): Callidus Software Inc.

Borrower's State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):
Tally Up Software, Inc.

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

SUBORDINATED DEBT:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

TrueComp Software

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

TruePerformance

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

N/A

The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

N/A

The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):

Callidus Software

Callidus Software logo

TrueChannel

TrueComp

Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):

Tax ID Number 77-0438629

Delaware Organizational Number:______________________________